PURCHASE AND SALE AGREEMENT

by and between

HEMISPHERX BIOPHARMA, INC.,

a Delaware corporation

as Seller

and

CAPITAL REALTY & INVESTMENT CO., LLC,

a New Jersey limited liability company

as Purchaser

For the sale and purchase of the following Property:

Block 597.06, Lot 1.01

783 Jersey Lane, New Brunswick, New Jersey

Date: January 8, 2018

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made this 8 day of January, 2018, by and between HEMISPHERX BIOPHARMA, INC., a Delaware corporation (the “Seller”), and CAPITAL REALTY & INVESTMENT CO., LLC, a New Jersey limited liability company (the “Purchaser”).

WITNESSETH:

In consideration of the mutual covenants and agreements set forth herein the parties hereto do hereby agree as follows:

ARTICLE I. SALE AND LEASEBACK OF PROPERTY

Seller agrees to sell, transfer and assign and Purchaser agrees to purchase, accept and assume, subject to the terms and conditions stated herein, all of Seller’s right, title and interest in and to the following (herein collectively called the “Property”):

1.1	Real Property. Those certain parcels of real estate located in New Jersey and described in Exhibit A attached hereto and incorporated herein by this reference, together with all buildings, improvements and fixtures located thereon and all rights, privileges and appurtenances pertaining thereto, including all of Seller’s right, title and interest in and to all rights-of-way, open or proposed streets, alleys, easements, strips or gores of land adjacent thereto (herein collectively called the “Real Property”); and

1.2	Personal Property. All furniture, personal property, machinery, apparatus, and equipment currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon, listed on the inventory attached hereto as Exhibit B-1 (herein collectively called the “Personal Property”). The Personal Property to be conveyed is subject to depletions, replacements and additions in the ordinary course of Seller’s business; and

1.3	Other Property Rights. If and to the extent assignable by Seller, (i) all service, supply, maintenance and utility agreements described in Exhibit B-2 attached hereto and incorporated herein by this reference (all of the foregoing being herein collectively called the “Contracts”), and (ii) to the extent that the same have been obtained by Seller prior to the Closing (as defined in Section 5.1), any licenses, permits, guaranties, warranties, and other written authorizations necessary for the use, operation or ownership of the Real Property or Personal Property (the rights and interests of Seller described in clauses (a) through (b) hereinabove being herein collectively called the “Other Property Rights”).

1.4	Leaseback of Property. At the Closing (as defined herein), Purchaser shall lease back the Property to Seller, and Seller shall lease the Property from Purchaser, pursuant to the terms and conditions of the Seller Lease (as defined herein).

ARTICLE II. PURCHASE PRICE

2.1	The total purchase price to be paid by Purchaser for the purchase of the Property is FOUR MILLION AND 00/100 DOLLARS ($4,000,000) (the “Purchase Price”). The Purchase Price, subject to the adjustments set forth in ARTICLE IV or as otherwise provided under this Agreement, plus any other amounts required to be paid by Purchaser at Closing, shall be paid to Seller by Purchaser on the Closing Date in immediately available funds by wire transfer as more particularly set forth in Section 5.2.

2.2	Issuance of Warrants. On the Closing Date, Seller shall issue Purchaser Common Stock Purchase Warrants for the purchase of shares of Seller’s common stock (the “Warrants”), in accordance with the following terms and conditions:

(a)	The Warrants shall be exercisable for an aggregate of 3,225,806 shares of the Seller’s common stock (representing $1,000,000 worth of common stock based upon $0.31 (the “Warrant Price”), the per share closing price of Seller’s common stock on the NYSE American on November 22, 2017, the date that the letter of intent setting forth the terms of this Agreement was executed);

(b)	The per share exercise price for such Warrants shall be $0.3875, one hundred twenty-five percent (125%) of the Warrant Price (the “Warrant Exercise Price”);

(c)	The Warrants shall be exercisable at the Warrant Exercise Price for a period of five (5) years from the date of issuance of the Warrants (the “Warrant Exercise Period”); and

(d)	The Warrants shall not be exercisable at any given time during the Warrant Exercise Period, to the extent that, following such exercise, the Purchaser along with its affiliates would beneficially own in excess of four and ninety-nine one-hundredths percent (4.99%) of the issued and outstanding shares of Seller’s common stock.

2.3	The date both parties have received a fully executed Agreement shall be the “Effective Date”.

ARTICLE III. TITLE MATTERS

3.1	Title to the Property. At Closing, Seller shall convey to Purchaser by bargain and sale deed, with covenants against grantor’s acts (the “Deed”), fee simple title to the Property, insurable at regular rates by a title insurance company licensed to do business in the State of New Jersey, subject to the following liens, easements, restrictions, conditions or other encumbrances (hereinafter referred to as the “Permitted Encumbrances”):

(a)	Such liens, easements, restrictions, conditions or other encumbrances as are listed in Exhibit C attached hereto and incorporated herein by this reference;

(b)	General real estate taxes for the year of Closing which are not yet due and payable;

(c)	Liens for municipal betterments which are assessed after the Effective Date and due after Closing;

(d)	Zoning regulations and municipal building restrictions, and all other laws, ordinances, regulations and restrictions of any duly constituted public authority enacted prior to the Closing Date provided the current use of the Property complies with same;

(e)	Such state of facts as an accurate survey or a physical inspection of the Property may disclose provided such facts do not render title unmarketable;

(f)	Other covenants, easements and restrictions which do not materially and adversely affect the use of the Property as permitted by zoning and related ordinances and laws on the date hereof, as well as grants to utility and/or power companies, the rights of the public in sidewalks and abutting public rights-of-way, and easements given to the public for water course maintenance, slope rights or sight rights;

(g)	Standard exceptions set forth in the form of title insurance policy of the title insurance company selected by Purchaser; and

(h)	Any other matter which would constitute a Title Objection (as defined in Section 3.2) that Purchaser waives, or is deemed to have waived, pursuant to the following subsections.

3.2	Title Objections. Purchaser covenants and agrees to promptly obtain a commitment for title insurance (the “Commitment”) from a reputable title insurance company authorized to do business in the State of New Jersey, and shall deliver a copy of the Commitment to Seller within fifteen (15) days of the Purchaser’s receipt thereof. In the event the title company selected by Purchaser to insure its interest in the Property shall report to Purchaser any objection to title other than the Permitted Encumbrances which is unacceptable to Purchaser (a “Title Objection”), Purchaser shall notify Seller of any such Title Objection prior to the expiration of the Due Diligence Period. Furthermore, if any update to the Commitment discloses any new encumbrances which do not constitute Permitted Encumbrances, any objection thereto by Purchaser must be delivered to Seller within five (5) business days after the Purchaser’s receipt of the updated Commitment or the expiration of the Due Diligence Period, whichever is later.

3.3	Curing Title Objections. If Purchaser notifies Seller, as herein provided, of a Title Objection, Seller shall elect, upon delivery of written notice to Purchaser within ten (10) days after receipt of notification from Purchaser of a Title Objection, whether to cure such Title Objection. Seller shall have the right, at its sole election, to adjourn the Closing Date one or more times, for a period or periods not in excess of sixty (60) days in the aggregate, to enable Seller to convey title to the Property without such Title Objection. If Seller does not so elect to cure such Title Objection, or if having elected to cure such Title Objection Seller is unable to convey title subject to and in accordance with the provisions of this Agreement, Purchaser may either (i) terminate this Agreement by written notice to the Seller on or after the latter of the Closing Date or any adjournment by Seller, in which event this Agreement shall become void and of no further effect, and thereupon neither party shall have any further obligations of any nature to the other hereunder or by reason hereof, or (ii) upon notice to Seller, accept such title as Seller can convey without reduction of the Purchase Price or any credit or allowance on account thereof.

3.4	Satisfaction of Liens at Closing. If at the Closing Date there may be any liens or mortgages which Seller has agreed to discharge, Seller shall use all or any portion of the Purchase Price payable at the Closing to satisfy the same.

ARTICLE IV. ADJUSTMENTS AND PRORATIONS

The following adjustments and prorations shall be made at Closing:

4.1	Taxes. In connection with the Closing, the parties shall not adjust or prorate property taxes, water and/or sewer charges, since all such expenses and charges will continue to be the obligations of Seller (or its designated affiliate) after the Closing pursuant to the Seller Lease.

4.2	Other Property Operating Expenses. In connection with the Closing, the parties shall not adjust or prorate all utility charges and other operating expenses attributable to the Property since all such expenses and charges will continue to be the obligations of Seller (or its designated affiliate) after the Closing pursuant to the Seller Lease.

4.3	[INTENTIONALLY OMITTED]

4.4	Closing Costs. Seller shall pay the New Jersey realty transfer fee or permit a credit therefor against the Purchase Price, as well as fifty percent (50%) of any applicable “mansion” tax, or other transfer tax specifically imposed on grantees under N.J.S.A. 46:15-7.2, et. seq., if any, applicable to the Property (with the remaining fifty percent (50%) being the responsibility of Purchaser), and any recording fees associated with any discharge documents relating to mortgages and/or liens that Seller is a satisfying pursuant to the terms hereof. Except as expressly provided to the contrary in this Agreement, Purchaser shall pay all costs and expenses associated with the costs and expenses incurred by Purchaser in connection with the transaction contemplated by this Agreement (the “Transaction”), including, without limitation, all costs and expenses for its survey and title policy. Notwithstanding the foregoing, Seller shall reimburse Purchaser for fifty percent (50%) of (i) Purchaser’s portion of title insurance service fees and premiums, and (ii) Purchaser’s legal expenses directly incurred in connection with the Transaction. The obligations of the parties under this Section 4.4 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

4.5	[INTENTIONALLY OMITTED]

4.6	[INTENTIONALLY OMITTED]

ARTICLE V. CLOSING

Purchaser and Seller hereby agree that the Transaction shall be consummated as follows:

5.1	Closing Date. Subject to Purchaser’s right to extend the Closing as provided in this Agreement, the Transaction shall close (the “Closing”) within thirty (30) days from the expiration of the Due Diligence Period (the “Closing Date”), or such earlier date as the parties may mutually agree. Purchaser and Seller shall conduct a “pre-closing” at 10:00 a.m. Eastern Time on the last business day prior to the Closing Date at the offices of Seller’s attorney in Newark, New Jersey, or in escrow “by mail,” with title transfer and payment of the Purchase Price to be completed on the Closing Date as set forth in Section 5.2. Time is of the essence with respect to the Closing Date.

5.2	Title Transfer and Payment of Purchase Price. Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey title to the Real Property to Purchaser upon confirmation of receipt of the Purchase Price as set forth below. Provided all conditions precedent to Purchaser’s obligations hereunder have been satisfied, Purchaser agrees to pay the amount specified in Section 2.1 by timely delivering, or causing to be delivered, the same to Seller no later than 1:00 p.m. Eastern Time on the Closing Date.

5.3	Seller’s Closing Deliveries. At the Closing, Seller shall deliver or cause to be delivered the following:

(a)	Deed. The Deed in the form of Exhibit D attached hereto and incorporated herein by this reference duly executed by Seller.

(b)	Bill of Sale. A bill of sale in the form of Exhibit E attached hereto and incorporated herein by this reference (the “Bill of Sale”) duly executed by Seller.

(c)	Seller Lease. A lease in the form of Exhibit F attached hereto and incorporated herein by this reference (the “Seller Lease”) duly executed by Seller;

(d)	Assignment of Contracts. An assignment and assumption of the Contracts and the Other Property Rights (to the extent the same are not transferred by the Deed or Bill of Sale) in the form of Exhibit G attached hereto and incorporated herein by this reference (the “Assignment of Contracts”) duly executed by Seller.

(e)	Non-Foreign Status Affidavit. A non-foreign status affidavit in the form of Exhibit H attached hereto and incorporated herein by this reference, as required by Section 1445 of the Internal Revenue Code duly executed by Seller.

(f)	Evidence of Authority. Documentation to establish to Purchaser’s reasonable satisfaction the due authorization of Seller’s sale of the Property and Seller’s delivery of the documents required to be delivered by Seller pursuant to this Agreement.

(g)	Other Documents. A “Seller’s Affidavit of Title”, in standard form, and such other documents as may be reasonably required by the Purchaser’s title company or as may be agreed upon by Seller and Purchaser to consummate the Transaction duly executed by Seller.

(h)	Property Documents. (i) To the extent in the possession of Seller or the current manager of the Property and not required to be retained by Seller in accordance with their operations at the Property under the Seller Lease, (A) the original (or, if unavailable, a copy) of the existing certificate or certificates of occupancy for the Property, and (B) all original (or, if unavailable, copies of) certificates, licenses, permits, authorizations and approvals issued for or with respect to the Property by governmental and quasi-governmental authorities having jurisdiction; and (ii) all non-proprietary, non-confidential books and records located at the Property or at the office of Seller’s building manager relating to the Property and the ownership and operation thereof (the items described in clauses (i) and (ii) being herein collectively called the “Property Documents”).

(i)	Keys and Original Documents. Keys to all locks on the Real Property in Seller’s or Seller’s building manager’s possession and originals or, if originals are not available, copies, of the Contracts and the Leases.

(j)	ISRA. Evidence that Seller has submitted a Remediation Certification and, if required, a Remediation Funding Source, to the NJDEP or has achieved Compliance with ISRA as set forth in Section 9.4A hereof.

(k)	Cancellation of Contracts. Copies of any notices to services providers canceling any contracts which are not to be assumed pursuant to the terms of this Agreement.

(l)	Closing Statement. A counterpart of the closing statement.

(m)	Certification of Seller’s Representations. A certificate hereto updating the representations of Seller.

(n)	Warrant Documentation. Documentation reasonably evidencing the issuance of the Warrants to become effective on the Closing Date.

The items to be delivered by Seller in accordance with the terms of Subsections (a) through (g) and (k) through (m) of this Section 5.3 shall be delivered to the Escrow Holder no later than 5:00 p.m. Eastern Time on the last business day prior to the Closing Date and the items to be delivered by Seller in accordance with the terms of Subsections (h) through (i) of this Section 5.3 shall be delivered outside of escrow and shall be deemed delivered if the same are located at the Property on the Closing Date.

5.4	Purchaser’s Closing Deliveries. At the Closing, Purchaser shall deliver or cause to be delivered to the following:

(a)	Purchase Price. The Purchase Price, as adjusted for apportionments and other adjustments required under this Agreement, plus any other amounts required to be paid by Purchaser at Closing.

(b)	Bill of Sale. The Bill of Sale acknowledged by Purchaser.

(c)	Assignment of Contracts. The Assignment of Contracts executed and acknowledged by Purchaser.

(d)	Seller Lease. The Seller Lease duly executed by Purchaser.

(e)	Evidence of Authority. Documentation to establish to Seller’s reasonable satisfaction the due authorization of Purchaser’s acquisition of the Property and Purchaser’s delivery of the documents required to be delivered by Purchaser pursuant to this Agreement (including, but not limited to, the organizational documents of Purchaser, as they may have been amended from time to time, resolutions of Purchaser and incumbency certificates of Purchaser).

(f)	Other Documents. Such other documents as may be reasonably required by the Title Company or may be agreed upon by Seller and Purchaser to consummate the Transaction.

(g)	Closing Statement. A counterpart of the closing statement.

(h)	Certification of Purchaser’s Representations. A certificate hereto updating the representations of Purchaser.

The Purchase Price shall be paid in accordance with the terms of Section 5.2 hereof and the items to be delivered by Purchaser in accordance with the terms of Subsections (b) through (e) and (g) of this Section 5.4 shall be delivered to the Escrow Holder no later than 5:00 p.m. Eastern Time on the last business day prior to the Closing Date.

ARTICLE VI. CONDITIONS TO CLOSING

6.1	Seller’s Obligations. Seller’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be waived by Seller by an express written waiver, at its sole option:

(a)	Representations True. All representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent they expressly relate to an earlier date;

(b)	Purchaser’s Financial Condition. No petition has been filed by or against Purchaser under the Federal Bankruptcy Code or any similar state or federal Law, whether now or hereafter existing; and

(c)	Purchaser’s Deliveries Complete. Purchaser shall have delivered the funds required hereunder and all of the documents to be executed by Purchaser set forth in Section 5.4 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Purchaser at or prior to the Closing.

6.2	Purchaser’s Obligations. Purchaser’s obligation to close the Transaction is conditioned on all of the following, any or all of which may be expressly waived by Purchaser in writing, at its sole option:

(a)	Representations True. Subject to the provisions of Section 15.3, all representations and warranties made by Seller in this Agreement, as the same may be amended as provided in Section 15.3, shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

(b)	Title Conditions Satisfied. At the time of the Closing, title to the Property shall be as provided in Section 3.1 of this Agreement; and

(c)	Seller’s Deliveries Complete. Seller shall have delivered all of the documents and other items required pursuant to Section 5.3 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement, to be performed or complied with by Seller at or prior to the Closing.

6.3	Waiver of Failure of Conditions Precedent. At any time or times on or before the date specified for the satisfaction of any condition, Seller or Purchaser may elect in writing to waive the benefit of any such condition set forth in Section 6.1 or Section 6.2, respectively. By Closing the Transaction, Seller and Purchaser shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Sections 6.1 or 6.2 respectively.

ARTICLE VII. RISK OF LOSS

7.1	The risk of loss or damage to the Property by fire or otherwise until the delivery of the Deed is assumed by Seller. In case the Property shall suffer injury by fire or other casualty, this Agreement shall nevertheless remain in full force and effect, without any abatement whatsoever allowed to Purchaser with respect to the Purchase Price. If the cost of repairing or restoring such damage exceeds fifteen percent (15%) of the Purchase Price, either party shall have the right to terminate this Agreement by delivering written notice of such election to the other party within fifteen (15) days of the date such party receives notice of any of such injury or fire. In case the Property shall suffer injury by fire or other casualty and the cost of repairing or restoring such damage is equal to or less than fifteen percent (15%) of the Purchase Price, this Agreement shall nevertheless remain in full force and effect, without any abatement whatsoever allowed to Purchaser with respect to the Purchase Price. In the event of such injury costing equal to or less than fifteen percent (15%) of the Purchase Price to repair or restore or in the event that neither party elects to terminate this Agreement as provided above if the cost of repair or restoration exceeds fifteen percent (15%) of the Purchase Price, Seller shall have the option to either (i) restore or repair such damage by the Closing Date hereunder (such Closing Date to be extended if necessary to accommodate such restoration or repair, which extension shall not exceed ninety (90) days), in which event Seller shall be entitled to receive the proceeds payable under the insurance policies, or (ii) refrain from repairing any such damage, in which event Purchaser shall accept title in such damaged condition, and Seller shall assign and transfer to Purchaser, without recourse or warranty, all of the right, title and interest of Seller in and to the insurance proceeds covering such damage or casualty which Seller may be entitled to receive thereunder, and the Purchase Price will be reduced by the amount of Seller’s insurance deductibles.

ARTICLE VIII. CONDEMNATION

8.1	If between the Effective Date and the Closing Date, all or any portion of the Property whose value exceeds fifteen percent (15%) of the Purchase Price is taken by any governmental authority (or notice thereof is given of the intention to take the Property or any portion thereof), either party shall have the right to terminate this Agreement by delivering written notice of such election to the other party within fifteen (15) days of the date such party receives notice of any of such taking. In the event of a termination of this Agreement in accordance with this Section 8.1, this Agreement shall terminate and be null and void. If this Agreement is not terminated as aforesaid, at the Closing, Seller shall assign to Purchaser, without recourse, all of its right, title and interest in and to the entire award to which it may otherwise be entitled in the condemnation proceedings and shall pay to Purchaser at the Closing any portion of the award theretofore received by Seller.

ARTICLE IX. CONDITION OF THE PROPERTY/ENVIRONMENTAL MATTERS

9.1	AS IS, WHERE IS, WITH ALL FAULTS. Purchaser acknowledges and agrees that, except as expressly set forth herein, Seller has made no representations or warranties, either express or implied, regarding the Property, including, without limitation, its condition (including its environmental condition), its past use, or its suitability for Purchaser’s intended use thereof, and that Purchaser is acquiring the Property on an “AS IS, WHERE IS” basis. Purchaser acknowledges that it has conducted, or by the end of the Due Diligence Period (as defined in Section 10.1) will have conducted such independent inspections, investigations and analyses of the Property as it deems necessary or appropriate in acquiring the Property from Seller (including, without limitation, any and all matters concerning the condition (including the environmental condition), use, development or suitability for development of the Property). Neither Seller nor Seller’s agents has made any express statement, representation or warranty accepting past, present, or future liability arising out of or related to the environmental condition or value of the Property, nor shall Seller have any liability whatsoever to Purchaser with respect to environmental matters of any kind or nature whatsoever respecting the Property, including without limitation the presence of any Hazardous Materials at the Property or any Environmental Conditions on, at, under, emanating from or migrating to the Property, or any violation of or non-compliance with Environmental Laws (as such terms are defined below). Nothing contained in this section, or elsewhere in this Agreement, shall be deemed to modify or limit Seller’s obligations under the Seller Lease.

9.2	Certificate of Occupancy. In the event a certificate of occupancy, or other inspection certificate, or other governmental approvals are required by any federal, state, county, or local governmental authority or agency before the Property may be transferred by Seller to Purchaser, Seller, at Seller’s sole expense, shall have the obligation to secure such certificates or approvals, and Seller shall be responsible for all costs incidental thereto. Seller agrees to indemnify and hold the Purchaser harmless with respect to any such costs or expenses, which indemnification shall include any legal fees, court costs and any liabilities of any nature whatsoever arising in connection with the indemnity. Notwithstanding anything contained herein to the contrary, if the cost of obtaining any required governmental approvals hereunder exceeds $50,000.00, then Seller shall have the right to terminate this Agreement, at which time neither party shall have any further obligation hereunder.

9.3	Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

(i)       “Compliance with ISRA” shall mean receipt by the Seller of a Response Action Outcome (“RAO”) issued by a Licensed Site Remediation Professional (“LSRP”) (as such terms are defined below), or any other written determination by the NJDEP or an LSRP that the requirements of ISRA have been satisfied with respect to the Property.

(ii)       “Environment” shall mean surface soils, subsurface soils, sediment, surface water, groundwater, wetlands, soil gas, ambient air or land, and all flora and fauna existing therein or thereon.

(iii)       “Environmental Conditions” means any contamination or pollution or threatened contamination or pollution of, or the Release or threatened Release of Hazardous Materials into, the Environment, whether known or unknown and regardless of when such conditions first existed or arose.

(iv)       “Environmental Laws” means all federal, regional, state, county or local laws, statutes, ordinances, decisional law, rules, regulations, codes, orders, decrees, directives and judgments relating to public health or safety, pollution, damage to or protection of the Environment, Environmental Conditions, Releases or threatened Releases of Hazardous Materials into the Environment or the use, manufacture, processing, distribution, treatment, storage, generation, disposal, transport or handling of Hazardous Materials, as the same are in effect on the Closing Date, together with any amendments to the same and any new enactments adopted, promulgated or enacted after the Closing Date, including, but not limited to, the Federal Water Pollution Control Act, 33 U.S.C. §§ 1231-1387; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901-6991; the Clean Air Act, 42 U.S.C. §§7401-7642; the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601-9675; the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2629; the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (“ISRA”); the Site Remediation Reform Act, N.J.S.A. 58:10C-1 et seq, (the “SRRA”); the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq.; the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; the New Jersey Air Pollution Control Act, N.J.S.A. 26:2C-1 et seq.; and the New Jersey Environmental Rights Act, N.J.S.A. 2A:35A-1 et seq.; and any and all rules and regulations promulgated thereunder.

(v)       “Hazardous Materials” shall mean any substances, materials or wastes, whether liquid, gaseous or solid, and any pollutant or contaminant, that is infectious, toxic, hazardous, explosive, corrosive, flammable or radioactive, or that is regulated under, defined, listed or included in any Environmental Laws, including without limitation, petroleum, polychlorinated biphenyls, asbestos and asbestos containing materials and urea formaldehyde.

(vi)       “Licensed Site Remediation Professional” or “LSRP” shall have the same meaning given to such terms under the SRRA.

(vii)       “NJDEP” shall mean the New Jersey Department of Environmental Protection, its divisions, bureaus and subdivisions.

(viii)       “Release” shall mean any intentional or unintentional release, discharge, burial, spill, leaking, pumping, pouring, emitting, emptying, injection, disposal or dumping into the Environment.

(ix)       “Remedial Action Permit” shall have the same meaning given to such term at N.J.A.C. 7:26C-7 et seq.

(x)       “Remedial Actions” means any and all: (1) investigations of Environmental Conditions, including site assessments, site investigations, remedial investigations, soil, groundwater, surface water, sediment sampling or monitoring; or (2) actions taken to remove, abate or remediate Environmental Conditions, including the use, implementation, application, installation, operation or maintenance of removal actions, in-situ or ex-situ remediation technologies applied to the surface or subsurface soils, encapsulation or stabilization of soils, excavation and off-site treatment or disposal of soils, systems for the recovery and/or treatment of groundwater or free product, Engineering Controls, Institutional Controls, Classification Exception Areas and Well Restriction Areas (as such terms are defined under Environmental Laws, including N.J.S.A. 58:10B-1 et seq.).

(xi)       “Remediation Standards” means either numeric or narrative standards to which Hazardous Materials in the Environment must be remediated as established pursuant to Environmental Laws by the NJDEP.

(xii)       “Response Action Outcome” or “RAO” shall have the same meaning given to such terms under the SRRA.

9.4	Industrial Site Recovery Act.

A.	Compliance With ISRA. Seller shall, prior to the Closing Date and at its cost and expense: (i) achieve Compliance with ISRA; or (ii) execute and submit to the NJDEP a Remediation Certification and, if required, a Remediation Funding Source (as such terms are defined under ISRA) in form and amount acceptable to the NJDEP or Seller’s LSRP permitting the consummation of the transaction contemplated by this Agreement and, from and after the Closing Date, take all actions required under applicable Environmental Laws in order to achieve Compliance with ISRA with respect to the Property in accordance with the terms and conditions of this Section 9.4.

B.	Performance of Remedial Actions. In the event Seller or any LSRP retained by Seller (“Seller’s LSRP”) performs any Remedial Actions at the Property following the Closing Date in order to satisfy any of the obligations set forth in Section 9.4A above, Seller agrees to:

(i) perform, and cause all consultants and contractors, including Seller’s LSRP, to perform, such Remedial Actions in a workman-like manner and consistent with applicable Environmental Laws;

(ii) provide Purchaser with at least two (2) days prior notice (or such shorter notice as shall be necessary in order to comply with any order or directive of the NJDEP or requirement of Seller’s LSRP) of the initiation of any Remedial Actions at the Property;

(iii) provide Purchaser with an opportunity to review and copy all documents submitted by Seller or Seller’s LSRP to, or received by Seller or Seller’s LSRP from, the NJDEP in connection with the performance of Remedial Actions at the Property and to have a representative present at the Property during the performance of any Remedial Action; and

(iv) upon the completion of the Remedial Action and consistent with the Remedial Action and the requirements of Environmental Laws, restore the Property to substantially the same condition it was in prior to the performance of the Remedial Action.

C.	Purchaser’s Obligations With Respect to Remedial Actions. As to the Remedial Actions that Seller or Seller’s LSRP performs at the Property pursuant to Section 9.4A above, Purchaser and Seller agree as follows: (i) Seller and Seller’s LSRP shall have the right to exercise the authority to select and propose the Remedial Actions necessary to achieve Compliance with ISRA with respect to the Property, and to implement the same at the Property, consistent with the provisions of this Section 9.4(C); (ii) Seller and Seller’s LSRP shall have the right to use and employ Remediation Standards applicable to non-residential properties and any remediation methodology, including Engineering Controls, Institutional Controls and Classification Exception Areas and Well Restriction Areas, provided that the use of such Remediation Standards or remediation methodology does not unreasonably interfere with Seller’s day-to-day operations at the Property, subject to Purchaser’s prior consent, such consent not to be unreasonably withheld, conditioned or delayed; (iii) Seller shall exercise the authority to conduct any negotiations with the NJDEP and/or Seller’s LSRP concerning the method, scope and pace of the Remedial Action consistent with the provisions of this Section 9.4(C); (iv) as requested by Seller, Purchaser shall execute documents reasonably required to enable the implementation of the Remedial Actions selected by Seller or Seller’s LSRP, or to otherwise allow Seller to achieve Compliance with ISRA, including permit applications or Deed Notices, provided that Seller shall be solely responsible for all costs and expenses incurred to apply for and obtain such permits and to prepare and record such Deed Notices; (v) Purchaser, and Seller pursuant to the Seller Lease, shall use the Property in a manner that complies with any Engineering Control or Institutional Control installed or required in connection with the Remedial Action selected by Seller or Seller’s LSRP (including reasonable assistance to Seller in the preparation of the biennial certification required under N.J.S.A. 58:10B-13.1(a)(2)); and (vi) Purchaser shall be listed as a co-permittee under any Remedial Action Permit(s) issued to Seller by the NJDEP in connection with the Remedial Actions implemented by Seller or Seller’s LSRP at the Property, with Seller, in accordance with the Seller Lease, being listed as, and being responsible for satisfying the compliance obligations of, the “person with primary responsibility for permit compliance” under such Remedial Action Permit(s).

9.5	Survival. The provisions of this Article IX shall survive the Closing of title and delivery of the Deed.

ARTICLE X. DUE DILIGENCE BY PURCHASER

10.1	Due Diligence Period. Purchaser shall have thirty (30) calendar days from the Effective Date (the “Due Diligence Period”) to conduct, at its own cost and expense, a due diligence inspection of the Property, including engineering tests, a review of the financial, legal and physical condition of the Property and the like, and a review of all applicable laws, regulations and ordinances, which may include a non-invasive environmental assessment of the Property (“Inspections”). Purchaser shall not conduct or allow any physically intrusive testing of, on or under the Property, or use, consult or engage a LSRP in connection with the performance of any Inspections (or the review of the results thereof) to be performed by Purchaser under this Section 10.1. Purchaser, or Purchaser’s agent, shall maintain at all times during the Due Diligence Period, general liability insurance in an amount not less than $2,000,000 with Seller being named as an “Additional Insured” with respect to the Property, and, upon request of Seller, will provide Seller with written evidence of same. Purchaser shall be responsible for any damage caused as a result of its Inspections. This obligation shall survive termination of this Agreement and the Closing.

10.2	Confidentiality; Inspections. Purchaser agrees (which agreement shall survive Closing or earlier termination of this Agreement) that, in making any Inspections, or conducting any testing of, on or under the Property, Purchaser or Purchaser’s agent will hold such information confidential in accordance with Section 16.1. Purchaser shall give Seller reasonable prior written notice of its intention to conduct any Inspections and such Inspections shall not occur without a representative of Seller present. Purchaser agrees to provide Seller with a copy of any Inspection report only upon Seller’s written request. Any Inspections shall be at Purchaser’s sole cost and expense.

10.3	Termination Notice. If Purchaser is dissatisfied with the results of such Inspections, in Purchaser’s sole discretion, for any reason or no reason, then in such event Purchaser may elect to terminate this Agreement by giving notice of such election (the “Termination Notice”) on or before the expiration of the Due Diligence Period, which date shall be deemed time of the essence. The results of all Inspections including, but not limited to environmental Inspections, shall be deemed confidential in nature, and shall not be disclosed to any third parties by Purchaser, except strictly in accordance with Section 16.1. In the event of such termination, this Agreement shall be without any further force, effect or obligation of either party to the other, except for those provisions which expressly survive the termination of this Agreement. If Purchaser has not delivered a Termination Notice within the required time period in accordance with this Section, then Purchaser shall have no further right to terminate this Agreement pursuant to this Article, and this Agreement shall continue in full force and effect.

ARTICLE XI. BROKER

11.1	Broker. The parties hereto represent that neither party has engaged a broker in connection with this subject sale other than Ripco Real Estate Corp. (collectively, “Brokers”).

11.2	Purchaser Indemnification. Purchaser warrants and represents to the Seller that there are no other brokerage commissions due to any broker by reason of Purchaser’s acts with respect to the sale of the Property (other than Brokers) and Purchaser agrees to indemnify and hold the Seller harmless with respect to any judgment, damages, legal fees, court costs and any liabilities of any nature whatsoever arising from breach of its representations. This paragraph shall survive the closing of title and delivery of the Deed.

11.3	Seller Indemnification. Seller warrants and represents to the Purchaser that there are no other brokerage commissions due to any broker by reason of Seller’s acts with respect to the sale of the Property (other than Brokers) and Seller agrees to indemnify and hold the Purchaser harmless with respect to any judgment, damages, legal fees, court costs and any liabilities of any nature whatsoever arising from breach of its representations. Seller shall be responsible for any commission due and payable to Brokers, pursuant to a separate written agreement. This paragraph shall survive the Closing of title and delivery of the Deed.

ARTICLE XII. [INTENTIONALLY OMITTED]

ARTICLE XIII. RECORDING

13.1	Neither this Agreement, nor a memorandum thereof, shall be recorded in any place of public record by the Purchaser, and any such recording shall be deemed a default by Purchaser hereunder.

ARTICLE XIV. DEFAULT

14.1	Purchaser’s Default. In the event Purchaser should default in its obligations under this Agreement, Seller may, as its sole remedy, thereafter elect to terminate this Agreement, and upon notice from Seller of its election, this Agreement shall be terminated.

14.2	Seller’s Default. In the event Seller should default in its obligations under this Agreement (unless for any reason wholly outside Seller’s control), Purchaser’s exclusive remedies shall be to either (i) seek specific performance of Seller’s obligations hereunder, or (ii) terminate this Agreement. If, for any reason other than Seller’s willful default, Seller shall be unable to deliver title to the Property in accordance with the provisions hereof, Purchaser’s sole remedy shall be to terminate this Agreement.

ARTICLE XV. REPRESENTATIONS AND WARRANTIES

15.1	Purchaser’s Representations. Purchaser represents and warrants to, and covenants with, Seller as follows:

(a)	Purchaser’s Authorization. Purchaser (i) is duly organized (or formed), validly existing and in good standing under the laws of its State of organization/formation and, if applicable, in the State in which the Property is located, (ii) is authorized to consummate the Transaction and fulfill all of its respective obligations hereunder and under all documents contemplated hereunder to be executed by Purchaser, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Purchaser, and to perform all of its respective obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Purchaser, have been duly authorized by all requisite partnership, membership or corporate action on the part of Purchaser and are the valid and legally binding obligation of Purchaser, as the case may be, enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Purchaser, nor the performance of the obligations of Purchaser hereunder or thereunder will result in the violation of any law or any provision of the agreement of partnership or membership or articles of incorporation and by-laws of Purchaser or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Purchaser is bound.

(b)	Purchaser’s Financial Condition. No attachment, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization, or other proceedings are pending against Purchaser.

15.2	Seller’s Representations. Seller represents and warrants to Purchaser as follows:

(a)	Seller’s Authorization. Seller (a) is duly organized, validly existing and in good standing under the laws of its State of organization and the State in which the Property is located, (b) is authorized to consummate the Transaction and fulfill all of its obligations hereunder and under all documents contemplated hereunder to be executed by Seller, and (c) has all necessary power to execute and deliver this Agreement and all documents contemplated hereunder to be executed by Seller and to perform its obligations hereunder and thereunder. This Agreement and all documents contemplated hereunder to be executed by Seller have been duly authorized by all requisite corporate action on the part of Seller and are the valid and legally binding obligation of Seller enforceable in accordance with their respective terms. Neither the execution and delivery of this Agreement and all documents contemplated hereunder to be executed by Seller nor the performance of the obligations of Seller hereunder or thereunder will result in the violation of any law or any provision of the articles of organization or by-laws of Seller or will conflict with any order or decree of any court or governmental instrumentality of any nature by which Seller is bound.

(b)	Other Seller’s Representations. To Seller’s knowledge (as defined in Subsection 15.3(a)):

(i)       Except as listed in Exhibit I attached hereto and incorporated herein by this reference, Seller has not received any written notice of any current or pending or, to Seller’s knowledge, threatened litigation against Seller which would, in the reasonable judgment of Seller, if determined adversely to Seller, adversely affect the Property.

(ii)       Seller has not entered into any lease, service, supply, maintenance, utility or other contracts affecting the Property or to which Seller is a party and which will be binding upon Purchaser after the Closing other than the Contracts listed in Exhibit B-2 attached hereto.

(iii)       Except for defaults cured on or before the date hereof, Seller has not received any written notice of default under the terms of any of the Contracts except as listed in Exhibit I attached hereto.

(iv)       Except for violations cured or remedied on or before the date hereof and except as listed in Exhibit I attached hereto, as of the date of this Agreement, Seller has not received any written notice from any governmental authority of any violation of any zoning, building, fire, or health code, statute, ordinance, rule or regulation applicable to Seller or the use or occupancy of the Property.

(v)       Seller has not received any written notice from any governmental agency that any special assessments are pending, noted or levied against the Property.

(vi)       Seller is not a “foreign person” as defined by the Internal Revenue Code, Section 1445.

(vii)       No attachment, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization, or other proceedings are pending against Seller.

(viii)       Seller is not currently contesting any real estate taxes or personal property taxes for the Property.

15.3	General Provisions.

(a)	Definition of “Seller’s Knowledge”. All references in this Agreement to “Seller’s knowledge” or words of similar import shall refer only to the actual knowledge of Wayne Springate (the “Designated Officer”) and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate thereof or to impose or have imposed upon the Designated Officer any duty to investigate the matters to which such knowledge, or the absence thereof, pertains, including, but not limited to, the contents of the files, documents and materials made available to or disclosed to Purchaser or the contents of files maintained by the Designated Officer. The Designated Officer, as Vice President of Operations of Seller, is the individual employed by Seller with paramount knowledge of the Property. There shall be no personal liability on the part of the Designated Officer arising out of any representations or warranties made herein.

(b)	Seller’s Representations Deemed Modified. To the extent that Purchaser knows or is deemed to know prior to the date hereof that Seller’s representations and warranties are inaccurate, untrue or incorrect in any way, such representations and warranties shall be deemed modified to reflect Purchaser’s knowledge or deemed knowledge, as the case may be. For purposes of this Agreement, (i) Purchaser shall be “deemed to know” that a representation or warranty was untrue, inaccurate or incorrect, (A) to the extent that any documents (the “Documents”) which the Seller has provided to Purchaser contain information from which a prudent person should have reasonably determined that such representation or warranty was untrue, inaccurate or incorrect; and (B) to the extent that this Agreement or any written studies, tests, reports, or analyses prepared by or for Purchaser or any of its employees, agents, representatives or attorneys (all of the foregoing being herein collectively called the “Purchaser’s Representatives”) or otherwise obtained by Purchaser or Purchaser’s Representatives contains information which is inconsistent with such representation or warranty; and (ii) Purchaser shall be “deemed to know” of a fact or circumstance to the extent that such fact or circumstance is disclosed by this Agreement, the Documents, or any written studies, tests, reports, or analyses prepared by or for Purchaser or any of Purchaser’s Representatives.

ARTICLE XVI. COVENANTS

16.1	Purchaser’s Covenants. Purchaser hereby covenants as follows:

(a)	Confidentiality. Purchaser acknowledges that any non-public information (“Confidential Information”) heretofore furnished to Purchaser with respect to the Property has been so furnished on the condition that Purchaser shall maintain the confidentiality thereof. Accordingly, Purchaser shall take reasonable efforts (which shall be consistent with the procedures used by Purchaser to protect its own confidential information) to hold and to cause its directors, officers and other personnel and representatives to hold, in strict confidence, and not disclose to any other person (including, without limitation, the employees of Seller or any employees located at the Property) without the prior written consent of Seller until the Closing shall have been consummated, any of the Confidential Information in respect of the Property delivered to or for the benefit of Purchaser whether by agents, consultants, employees or representatives of Purchaser or by Seller or any of its agents, representatives or employees, including, but not limited to, any Confidential Information heretofore obtained by Purchaser or any of Purchaser’s Representatives in connection with any studies, inspections, testings or analyses conducted by Purchaser as part of its due diligence. In the event the Closing does not occur or this Agreement is terminated, Purchaser shall promptly return to Seller or destroy all copies of documents containing any of such Confidential Information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Purchaser may disclose such Confidential Information (i) on a need-to-know basis to its employees, members of professional firms serving it or potential lenders or investors, and (ii) as any governmental agency may require in order to comply with applicable municipal, county, state or federal statutes, codes, ordinances, laws, rules or regulations (herein collectively called “Laws”). Purchaser shall not communicate with any employees of Seller or employees working at the Property in connection with Purchaser’s due diligence inspection of the Property. Confidential Information does not include any information which (1) is already known to Purchaser prior to Effective Date, as demonstrated and evidenced by Purchaser’s written records existing thereto; (2) is or becomes publicly available or known through no act, fault, or breach of this Agreement by Purchaser or any Purchaser Representative (and information shall be considered in the public domain only if Purchaser can establish that the full particulars of the claimed Confidential Information are, in the combination disclosed to Purchaser, well known or generally used); (3) has been disclosed to Purchaser by a third party who is not under any obligation of confidence or secrecy to Company at the time of such disclosure; or (4) is required to be disclosed pursuant to any applicable laws or court order. The provisions of this Subsection 16.1(a) shall survive any termination of this Agreement.

(b)	Purchaser’s Indemnity. Purchaser hereby agrees to indemnify, defend, and hold Seller, each of the other Seller Parties free and harmless from and against any and all costs, loss, damages and expenses, of any kind or nature whatsoever (including attorney’s fees and costs) arising out of or resulting from the breach of the terms of Subsection 16.1(a) or the entry and/or the conduct of activities upon the Property by Purchaser or any of Purchaser’s Representatives in connection with the inspections, examinations, testings and investigations of the Property conducted at any time prior to the Closing, which indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

16.2	Mutual Covenants.

(a)	Publicity. Seller and Purchaser each hereby covenant that neither Seller nor Purchaser shall issue any press release or public statement (a “Press Release”) with respect to the Transaction without the prior reasonable consent of the other, except to the extent required by applicable Law. If either Seller or Purchaser is required by applicable Law to issue a Press Release, such party shall, at least two (2) business days prior to the issuance of the same, deliver a copy of the proposed Press Release to the other party for its review.

(b)	Survival. The provisions of this Section 16.2 shall survive the Closing (and not be merged therein) or earlier termination of this Agreement.

16.3	Seller’s Covenants. Seller hereby covenants as follows:

(a)	Seller shall, at all times from the date hereof until the transfer of title to the Property, maintain the Property in its current condition, reasonable wear and tear and casualty excepted.

(b)	Subsequent to the date hereof, Seller shall not enter into any lease agreement whether oral or written, with any party or allow any party to occupy or use the Property without the Purchaser’s written consent.

(c)	Seller shall maintain property casualty insurance for the full replacement value of the Property until the Closing Date.

ARTICLE XVII. [INTENTIONALLY OMITTED]

ARTICLE XVIII. [INTENTIONALLY OMITTED]

ARTICLE XIX. MISCELLANEOUS

19.1	Purchaser’s Assignment. Purchaser shall not assign this Agreement or its rights hereunder to any individual or entity without the prior written consent of Seller, which consent Seller may grant or withhold in its sole discretion, and any such unpermitted assignment not consented to by Seller shall be null and void. Notwithstanding the foregoing, Purchaser may assign its rights under this Agreement to an affiliate or subsidiary of Purchaser without the consent of Seller; provided, however, that no such assignment will relieve Purchaser of its obligations hereunder.

19.2	Survival/Merger. Except for the provisions of this Agreement which are explicitly stated to survive the Closing, (a) none of the terms of this Agreement shall survive the Closing, and (b) the delivery of the Deed and any other documents and instruments by Seller and the acceptance thereof by Purchaser shall effect a merger, and be deemed the full performance and discharge of every obligation on the part of Purchaser and Seller to be performed hereunder.

19.3	Integration; Waiver. This Agreement, together with the Exhibits hereto, embodies and constitutes the entire understanding between the parties with respect to the Transaction and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by Buyer and Seller, and then only to the extent set forth in such instrument. No waiver by either party hereto of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

19.4	Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New Jersey.

19.5	Captions Not Binding; Exhibits. The captions in this Agreement are inserted for reference only and in no way define, describe or limit the scope or intent of this Agreement or of any of the provisions hereof. All Exhibits attached hereto shall be incorporated by reference as if set out herein in full.

19.6	Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

19.7	Severability. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by Law.

19.8	Notices. Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when received by facsimile (provided that the sender of such communication shall orally confirm receipt thereof by the appropriate parties and send a copy of such communication to the appropriate parties within one (1) business day of such facsimile), by electronic mail, or when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service), or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth below. Any party, by written notice to the other in the manner herein provided, may designate an address different from that set forth below.

If to Purchaser:
Capital Realty & Investment Co., LLC
321 West Main Street
Freehold, New Jersey 07728
Attention: Daniel Metz, Principal
Tel: 732-462-1991
Fax No.: 732-462-1243
Email: dmetz@capitalrealtynj.com

With a Copy To:
Nachmias Morris & Alt, P.C.
20 Ash Street, Suite 200
Conshohocken, PA 19428
Attention: Austin S. Faberman, Esq.
Tel: 610-629-6643
Fax No.: 610-629-6649
Email: afaberman@nmapc.net

If to Seller:
Hemispherx Biopharma, Inc.
860 North Orange Avenue
Suite B
Orlando, FL 32801-5205
Attention: Wayne Springate
Tel: _____________
Fax No.: _______________
Email: wayne.springate@hemispherx.net

With a Copy To:
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102
Attention: John V. Galluccio, Esq.
Tel: 973-639-6980
Fax No.: 973-297-3875
Email: jgalluccio@mccarter.com

19.9	Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement. Any executed counterpart delivered by electronic mail or telephone facsimile shall have the same force and effect as an original counterpart.

19.10	Additional Agreements; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall execute and deliver such documents as the other party shall reasonably request in order to consummate and make effective the Transaction; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

19.11	Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendment hereof or Exhibit hereto.

19.12	Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday, or any federal or state of New Jersey holiday. If any period expires on a day which is not a business day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day which is not a business day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding business day.

19.13	WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF PURCHASER AND SELLER HEREUNDER.

19.14	Bulk Sales Act.

(a)       The parties acknowledge that the provisions of the New Jersey Sales and Use Tax Act, N.J.S.A. 54:32B-1 et seq. and N.J.S.A. 54:50-38 (collectively, “Bulk Sales Act”), are applicable to the sale of the Property by Seller. Purchaser shall submit the required Notification of Sale, Transfer or Assignment in Bulk (Form C-9600) (“Bulk Sale Notice”) and all required attachments to the New Jersey Department of the Treasury, Division of Taxation, Bulk Sales Section (“Section”) not later than fifteen (15) Business Days prior to Closing. Seller shall promptly provide all required information necessary to complete all forms submitted with the Bulk Sale Notice. Such filing shall be made by overnight delivery to the address specified by the Section for such filing by overnight delivery. Seller shall cooperate with the Purchaser in connection with such submission by supplying any other information necessary for Purchaser to file the Bulk Sales Notice.

(b)       In the event that the New Jersey Division of Taxation requires that a portion of the Purchase Price be held in escrow for potential tax liabilities of Seller, Seller authorizes Purchaser to comply with such requirement and the Escrow Holder shall hold such amount, in escrow, and is authorized to disburse same upon receipt of authorizations, and in accordance with directions, from the Division of Taxation, and the balance of the escrow, if any, shall be paid to Seller. This paragraph shall survive the Closing.

19.15	1031 Exchange. Purchaser and Seller acknowledge that the other party may wish to sell, or buy, respectively, the Property as part of a like-kind exchange pursuant to §1031 of the Internal Revenue Code, as amended, and the regulations promulgated thereunder. Each party shall cooperate with the other party in effectuating such exchange, provided, however, that the non-exchanging party shall not be liable to the exchanging party in the event the like kind exchange is not properly or timely consummated and the non-exchanging party shall not be obligated to take title to any real property other than the Property. The exchanging party may sell or buy, as applicable, the Property through the use of a “qualified intermediary” within the meaning of Treasury Regulations §1.1031(k)-1(g)(4) (a “Qualified Intermediary”), as shall be selected by the exchanging party. The non-exchanging party shall take such actions and execute such documents as may be reasonably necessary to assist the exchanging party in this regard, except that in no event shall the non-exchanging party be required to (i) make any warranties or representations in addition to those contained herein, or (ii) assume any costs, liabilities or obligations in addition to those set forth herein. The non-exchanging party further agrees to (x) permit the exchanging party to assign its interest (but not its obligations, to the extent the same survive Closing in accordance with the terms of this Contract) to a Qualified Intermediary, as provided in Treasury Regulations §1.1031(k)-1(g)(4) on or before the Closing, and (y) remit payment of the Purchase Price to such Qualified Intermediary.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed on its behalf on the day and year first above written.

SELLER:

HEMISPHERX BIOPHARMA, INC.,
a Delaware corporation

By:	/s/ Wayne Springate
Name:	Wayne Springate
Title:	Senior VP of Operation

Date:	January 8, 2018

PURCHASER:

CAPITAL REALTY & INVESTMENT CO., LLC,
a New Jersey limited liability

By:	/s/ Daniel Metz
Name:	Daniel Metz
Title:	Principal

Date:	January 8, 2018

EXHIBIT A

LEGAL DESCRIPTION

ALL that certain land and premises situate in the City of New Brunswick City, County of Middlesex and the State of New Jersey, bounded and described as follows:

BEGINNING at a point on the Northerly sideline of Jules Lane, distant 315.09 feet Northerly from the intersection of said Northerly sideline of Jules Lane and the Westerly sideline of Jersey Avenue, if each are extended and running; thence

(1)       North 48 degrees 23 minutes 58 seconds East, 280 feet to a point; thence

(2)       South 41 degrees 36 minutes 2 seconds East, 271.85 feet to a point in the Westerly sideline of Jersey Avenue; thence

(3)       Along said Westerly sideline of Jersey Avenue, South 39 degrees 37 minutes 20 seconds West, 254.16 feet to a point; thence

(4)       Along a curve to the right having a radius of 25 feet, an arc distance of 43.10 feet to a point in the Northerly sideline of Jules Lane; thence

(5)       Along the Northerly sideline of Jules Lane, North 41 degrees 36 minutes 2 seconds West, 285.93 feet to the point and place of BEGINNING.

BEING Lots 50 and 49 in Block 597 as shown on “Map of Industries, Inc., Section 1”, said Map having been filed in the Middlesex County Clerk’s Office on July 3, 1969 as Map No. 3279, File No. 956.

BEING Lot 1.01 Block 597.06 on a Tax Map of the City of New Brunswick City County of Middlesex.

BEING PART OF the same premises which Interferon Sciences, Inc., a Delaware corporation, by Deed dated 03/17/2004 and recorded 06/12/2004 in the Middlesex County Clerk’s Office in Deed Book 5334, Page 465, granted and conveyed unto Hemispherx Biopharma, Inc., a Delaware corporation.

EXHIBIT B-1

INVENTORY OF PERSONAL PROPERTY

[To be finalized by Seller and Purchaser during the Due Diligence Period,

and then attached to this Agreement]

EXHIBIT B-2

LIST OF CONTRACTS

[NONE – ALL CONTRACTS WILL REMAIN WITH SELLER]

EXHIBIT B-3

FORM OF SELLER LEASE

EXHIBIT C

TITLE EXCEPTIONS

1.       Subject to added or omitted assessments pursuant to N.J.S.A 54:4-63.1 et seq.

2.       current year’s taxes levied or to be levied and not yet certified to by the County Board of Taxation in accordance with Chapter 397 Laws of 1941, as amended and supplemented.

3.       Subsurface conditions and/or encroachments not disclosed by an instrument of record.

4.       Subject to all matters shown on the Plan as recorded in the Clerk’s Office of Middlesex County, New Jersey in Map No. 3279, File No. 956.

5.       Deed of Easement for Right-of-Way as set forth in Deed Book 3337, Page 237.

6.       Rights granted to Public Service Electric and Gas Company and New Jersey Bell Telephone Company as set forth in Deed Book 2596, Page 15; Deed Book 2692, Page 568; Deed Book 2633, Page 667.

EXHIBIT D

FORM OF DEED

D E E D

This Deed is made as of the ______ day of ______________, 2018

BETWEEN

_________________________, a ________________ __________________

whose address is ________________ , referred to as the Grantor.

AND

_________________________, a ________________ __________________,

whose address is ________________ , referred to as the Grantee.

The words “Grantor” and “Grantee” shall mean all Grantors and all Grantees listed above.

“Transfer of Ownership”. The Grantor grants and conveys (transfers ownership of) the property described below to the Grantee. This transfer is made for the sum of Four Million and 00/100 ($4,000,000.00) Dollars. The Grantor acknowledges receipt of this money.

Tax Map Reference. (N.J.S.A. 46:15-2.1) Borough of East Newark

Block No. 597.06                         Lot No. 1.01                          Qualifier No.                         Account No.

[  ]       No Property tax identification number is available on the date of this deed. (Check box if applicable).

(a)	Property. The property consists of the land and all the buildings and structures on the land in the City of New Brunswick, County of Middlesex and State of New Jersey. The legal description is more particularly described as follows:

Prepared By:

___________________

John V. Galluccio

McCarter & English, LLP

Four Gateway Center

100 Mulberry Street

Newark, NJ 07102

See SCHEDULE “A” attached hereto and made a part hereof.

Being commonly known and designated as 783 Jersey Avenue, New Brunswick, New Jersey.

Being the same premises conveyed to Grantor by Deed from _______________________________, dated ____________ ___, ______, recorded _____________ ____, _____, in the Clerk’s Office of the County of Hudson, New Jersey, as __________________________________.

This conveyance is made subject to any and all mortgages, covenants, easements and restrictions of record affecting said premises, subsurface conditions, all governmental laws, ordinances and regulations regarding the use of said premises, and any state of facts which an accurate survey might show.

Promises by Grantor. The Grantor promises that the Grantor has done no act to encumber the property. This promise is called a “covenant as to grantor’s acts” (N.J.S.A. 46:4-6). This promise means that the Grantor has not allowed anyone else to obtain any legal rights which affect the property (such as by making a mortgage or allowing a judgment to be entered against the Grantor).

Signatures. The Grantor signs this Deed as of the date at the top of the first page.

Witnessed by:

By:
Name:
Title:

STATE OF NEW JERSEY, COUNTY OF _________________

BE IT REMEMBERED, that on this ____ day of _______________, 2018, before me, the subscriber, personally appeared _______________________ who, I am satisfied, is the person who signed the within instrument as _______________________ of __________________________, the limited liability company named therein and this person thereupon acknowledged that he/she is authorized to sign the within instrument on behalf of the limited partnership and that the said instrument made by the limited liability company was signed, sealed and delivered by this person as such _______________ and is the voluntary act and deed of the limited liability company, made by virtue of authority from its members.

Notary Public/Attorney at Law
State of New Jersey

(i) D E E D	DATED: _______________ ___, 2018
_________________________, a ________________ __________________, Grantor - TO - _________________________, a ________________ __________________, Grantee	RECORD & RETURN TO: Austin S. Faberman, Esq. Nachmias Morris & Alt, P.C. 20 Ash Street, Suite 200 Conshohocken, Pennsylvania 19428

SCHEDULE “A”

LEGAL DESCRIPTION OF PROPERTY

EXHIBIT E

FORM OF BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”), is made as of the ____ day of ____, ______ 201_ by and between _________________________, a ________________ __________________ (the “Seller”) and _________________________, a ________________ __________________ (the “Purchaser”).

WITNESSETH:

WHEREAS, by that certain Purchase and Sale Agreement (the “Sale Agreement”) dated as of ________ _____, ______, by and between Seller and Purchaser, Seller agreed to sell to Purchaser certain real property, and the improvements located thereon as more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all improvements located thereon (the “Real Property”); and

WHEREAS, by deed of even date herewith, Seller conveyed the Real Property to Purchaser; and

WHEREAS, in connection with the above described conveyance Seller desires to sell, transfer and convey to Purchaser certain items of tangible personal property as hereinafter described.

NOW, THEREFORE, in consideration of the receipt of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration paid in hand by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged, Seller has GRANTED, CONVEYED, SOLD, TRANSFERRED, SET OVER and DELIVERED and by these presents does hereby GRANT, SELL, TRANSFER, SET OVER and DELIVER to Purchaser, its legal representatives, successors and assigns, all of its right, title and interest in and to all tangible personal property owned by Seller (excluding any computer software which either (a) is licensed to Seller, or (b) Seller deems proprietary), located on the Real Property and used in the ownership, operation and maintenance of the Real Property as expressly set forth Exhibit A attached hereto, and all non-confidential books, records and files (excluding any appraisals, budgets, strategic plans for the Real Property, internal analyses, marketing information, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary) relating to the Real Property (herein collectively called the “Personal Property”), to have and to hold, all and singular, the Personal Property unto Purchaser forever. The Personal Property is being conveyed hereunder free from all liens.

This Bill of Sale is made without any covenant, warranty or representation by, or recourse against, Seller, as more expressly set forth in the Sale Agreement and the documents executed in connection therewith. By acceptance of this Bill of Sale, Purchaser specifically acknowledges that, except for Seller’s representations and warranties set forth in Section 15.2 of the Sale Agreement, Purchaser is not relying on (and Seller, for itself and for its counsel, its sales agents, each partner, member, officer, director, employee, agent and attorney of Seller, its counsel, and its sales agents, and any other party related in any way to any of the foregoing (all of which parties are herein collectively called the “Seller Parties”), does hereby disclaim and renounce) any representations or warranties of any kind or nature whatsoever, whether oral or written, express, implied, statutory or otherwise, from Seller or any other Seller Parties, including, without limitation, any covenant, representation or warranty regarding or relating to (a) the operation of the Personal Property or uses or merchantability or fitness of any portion of the Personal Property for a particular purpose; or (b) the physical condition of the Personal Property or the condition or safety of the Personal Property or suitability of the Personal Property for a particular purpose. Seller hereby disclaims and, by its acceptance of this Bill of Sale Purchaser hereby waives and releases, any implied or statutory warranties or guaranties of fitness, merchantability or any other statutory or implied warranty or guaranty of any kind or nature regarding or relating to the Personal Property. Purchaser acknowledges and agrees that the provisions of this paragraph were a material factor in Seller’s agreement to convey the Personal Property to Purchaser and Seller would not have conveyed the Personal Property to Purchaser unless Seller and the other Seller Parties are expressly released and Purchaser waives the rights as set forth in this paragraph.

This Bill of Sale may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

[BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first set forth hereinabove.

_________________________,
a ________________ __________________

By:
Name:
Title:

ACCEPTED:

_________________________________,
a ________________ __________________

By:
Name:
Title:

EXHIBIT A

INVENTORY OF PERSONAL PROPERTY

[TO BE ATTACHED]

EXHIBIT F

[INTENTIONALLY OMITTED]

EXHIBIT G

FORM OF ASSIGNMENT OF CONTRACTS

THIS ASSIGNMENT OF CONTRACTS (“Assignment”) is made as of the ____ day of ______, 2018 by and between _________________________, a ________________ __________________ (the “Assignor”) and _________________________, a ________________ __________________ (the “Assignee”).

WITNESSETH:

WHEREAS, by Purchase and Sale Agreement (the “Sale Agreement”) dated as of ____ ______, _______, by and between Assignor and Assignee, Assignor agreed to sell to Assignee certain real property, and the improvements located thereon (the “Property”) as more particularly described in the Sale Agreement; and

WHEREAS, the Sale Agreement provides, inter alia, that Assignor shall assign to Assignee rights to certain intangible property and that Assignee shall assume all of the obligations of Assignor under such intangible property from and after the date of such assignment, and that Assignor and Assignee shall enter into this Assignment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.	Assignment of Contracts, Licenses and Permits. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to and under if and to the extent assignable by Assignor without expense to Assignor, (a) all service, supply, maintenance, utility and commission agreements, all equipment leases, and all contracts, subcontracts and agreements relating to the construction of any unfinished tenant improvements described in Exhibit A attached hereto and incorporated herein by this reference (herein collectively called the “Contracts”), and (b) to the extent that the same have been obtained by Assignor prior to the date hereof, any licenses, permits and other written authorizations necessary for the use, operation or ownership of the Property (herein collectively called the “Licenses and Permits”). Assignee hereby assumes and takes responsibility for all losses, costs, claims, liabilities, expenses, demands and obligations of any kind or nature whatsoever attributable to the Contracts and the Licenses and Permits arising or accruing after the date hereof attributable to events or circumstances which may occur on or after the date hereof. Assignor shall remain liable for all losses, costs, claims, liabilities, expenses, demands and obligations of any kind or nature whatsoever attributable to the Contracts and the Licenses and Permits arising or accruing prior to the date hereof.

2.	Assignment of Warranties and Guarantees. Assignor hereby assigns, sets over and transfers to Assignee all of its right, title and interest in, to, and under those certain warranties and guarantees set forth in Exhibit B attached hereto and incorporated herein by this reference, to the extent assignable.

3.	Miscellaneous. This Assignment and the obligations of the parties hereunder shall survive the closing of the transaction referred to in the Sale Agreement and shall not be merged therein, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns, shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be wholly performed within said State and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith.

4.	Counterparts. This Assignment may be executed in counterparts, each of which shall be an original and all of which counterparts taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first set forth hereinabove.

ASSIGNOR:

_________________________,
a ________________ __________________

By:
Name:
Title:

ASSIGNEE:

_________________________,
a ________________ __________________

By:
Name:
Title:

EXHIBIT H

FORM OF FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by _________________________, a ________________ __________________ (the “Seller”), the undersigned hereby certify the following on behalf of Seller:

1.	Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); and

2.	Seller’s U.S. employer tax identification number is ________________; and

3.	Seller’s office address is _________________________________________________.

Seller understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

The undersigned officers of the Seller declare that they have examined this certification and to the best of their knowledge and belief it is true, correct and complete, and they further declare that they have authority to sign this document on behalf of Seller.

Dated: _______ _____, 2018

_________________________,
a ________________ __________________

By:
Name:
Title:

EXHIBIT I

LITIGATION NOTICES, CONTRACT DEFAULTS

AND GOVERNMENTAL VIOLATIONS

NONE

EXHIBIT J

[INTENTIONALLY OMITTED]